UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2007

HOUSERAISING, INC.

(Exact name of Registrant as specified in its charter)

North Carolina

(State of Other Jurisdiction of Incorporation)

000-50701

(Commission File Number)

56-2253025

 (I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212

 (Address of Principal Executive Offices, including ZIP Code)

704-532-2121

 (Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 8.01. Other Events

On December 21, 2007, in the matter of Nite Capital, LP, Plaintiff v. Robert V. McLemore and HouseRaising, Inc., Defendents, Nite Capital, LP (“Nite”), the Estate of Robert V. McLemore (the “Estate”) and HouseRaising, Inc. entered into a settlement agreement and mutual release whereby Nite will enter a Dismissal Order in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois that dismisses Registrant with prejudice as a party defendant in this case. This matter was most recently described under Part II, Item 1. Legal Proceedings of Form 10-QSB for the period ended September 30, 2007 as filed with the Commission on November 14, 2007 which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

Date: December 28, 2007	By: /s/ Gregory J. Wessling Gregory J. Wessling
Chairman, CEO and President